Faraday Future Receives Anticipated Letter from Nasdaq Regarding Form 10-K Filing

Los Angeles, CA. (April 7, 2022) - Faraday Future Intelligent Electric Inc. (the “Company,” “Faraday Future,” or “FF”) (NASDAQ: FFIE), a California-based global shared intelligent electric mobility ecosystem company, today announced that the Company received a letter from The Nasdaq Stock Market LLC (“Nasdaq”) on April 4, 2022 indicating that, because the Company has not yet filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (the “Form 10-K”), the Company does not comply with Nasdaq Listing Rule 5250(c)(1) for continued listing.
On March 31, 2022, the Company filed a Form 12b-25 Notification of Late Filing (the “Form 12b-25”) with the Securities and Exchange Commission (the “SEC”) and issued a press release announcing, among other things, that the Company was unable to file its Form 10-K within the prescribed time period. The Company indicated that it needed additional time to complete the additional investigative work and remedial work as recommended by a special committee of independent Company directors (the “Special Committee”) and to finalize the Company’s financial statements and related disclosures for both the Quarterly Report on Form 10-Q for the period ended September 30, 2021 (“Q3 Form 10-Q”) and Form 10-K.
As previously disclosed, Nasdaq granted an exception giving the Company a new deadline of May 6, 2022 to file the Q3 Form 10-Q and the Form 10-K.
As a result of this additional delinquency, the Company must submit an update to its original plan to regain compliance by April 19, 2022. The Company intends to submit a timely update to its original plan.
As previously disclosed, Nasdaq has advised the Company that a failure to file the Q3 Form 10-Q and Form 10-K on or prior to May 6, 2022 would result in a notice of delisting of the Company’s securities. The Company would be entitled to appeal that determination to a Nasdaq Hearings Panel and to request a further stay pending the appeal. The Company is working diligently to finalize and file the Q3 Form 10-Q and the Form 10-K as soon as practicable and currently expects to file both on or prior to the May 6, 2022 deadline, and to file its amended Registration Statement on Form S-1 (File No. 333-258993) (the “Form S-1/A”) promptly following the filing of the Form 10-K.
Users can reserve an FF 91 Futurist model now via the FF Intelligent APP or FF.com at: https://www.ff.com/us/reserve.
Download the new FF Intelligent APP at: https://apps.apple.com/us/app/id1454187098 or https://play.google.com/store/apps/details?id=com.faradayfuture.online.
ABOUT FARADAY FUTURE
Faraday Future is a class defining luxury electric vehicle company. The Company has pioneered numerous innovations relating to its products, technology, business model, and user ecosystem since inception in 2014. Faraday Future aims to perpetually improve the way people move by creating a forward-thinking mobility ecosystem that integrates clean energy, AI, the Internet and new usership models. Faraday Future’s first flagship product is the FF 91 Futurist.
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NO OFFER OR SOLICITATION
This communication shall neither constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.
FORWARD LOOKING STATEMENTS
This press release includes “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements, and include statements regarding the expected timing for filing the Q3 Form 10-Q, Form 10-K and Form S-1/A. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside FF’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements.
Important factors, among others, that may affect actual results or outcomes include the outcome of the SEC investigation relating to the matters that were the subject of the Special Committee investigation; FF’s ability to satisfy the terms of the Nasdaq exception and to file the Q3 Form 10-Q and Form 10-K by May 6, 2022 and its ability to regain compliance with the Nasdaq continued listing standards; the implementation of the Special Committee’s actions and related internal review by FF; FF’s ability to execute on its plans to develop and market its vehicles and the timing of these development programs; Company’s estimates of the size of the markets for its vehicles and costs to bring its vehicles to market; the rate and degree of market acceptance of Company’s vehicles; the success of other competing manufacturers; the performance and security of Company’s vehicles; potential litigation involving Company; the result of future financing efforts and general economic and market conditions impacting demand for Company’s products; and the ability of Company to attract and retain employees. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the FF’s registration statement on Form S-1 (File No. 333-258993) filed with the SEC on October 4, 2021 and other documents filed by FF from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and FF does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
Contacts:
For Faraday Future
Mark Connelly
Investors: ir@faradayfuture.com
John Schilling
Media: John.Schilling@ff.com
Tim Gilman
Media: tim.gilman@ff.com